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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT - May 6, 1998
                        (Date of Earliest Event Reported)



                              STERLING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)




          New York                       1-14128               11-3096941
        ------------                   -----------             ----------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                     Identification No.)

                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                    (Address of Principal Executive Offices)




                                 (516) 390-2100
              (Registrant's telephone number, including area code)



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Item 5.  Other Events:
                  On May 6, 1998, the Registrant, through its wholly owned subsidiary, Insight Laser Centers N.Y. I., Inc., purchased substantially all of the assets of an ambulatory surgery center located in Garden City, New York (the "Center") and, in connection therewith: (i) settled its legal action against the estate of the former owner of such Center; (ii) entered into a long term lease of the premises in which such Center is located; and (iii) entered into an agreement pursuant to which it will manage the operations of the Center, on an interim basis, pending the approval, from the New York State Department of Health, of the transfer of the license and certificate of need therefor to the Company.

Item 7.  Financial Statements and Exhibits.

Exhibit No.  Document

10.79 Contract of Sale, dated May 6, 1998, pursuant to which Insight Laser Centers N.Y. I, Inc. purchased, from Nassau Center for Ambulatory Surgery, Inc., substantially all of the Center's Non-Medical Assets.

10.80        Contract of Sale, dated May 6, 1998,
             pursuant to which Insight AmSurg Centers, Inc. has agreed to purchase, from Nassau
             Center for Ambulatory Surgery, Inc., the
             Center's New York State License and
             Certificate of Need therefor.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                 STERLING VISION, INC.


                 By:      Joseph Silver
                     ----------------------------------------------------
                     Name: Joseph Silver
                     Title:   Executive Vice President & General Counsel

Date: May 11, 1998

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